                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31342
PROSPECTUS SUPPLEMENT NO. 9 DATED JULY 19, 2000
TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED
ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000,
MAY 22, 2000, MAY 30, 2000, JUNE 9, 2000,
JUNE 21, 2000 AND JULY 5, 2000

                      [i2 LOGO]       i2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006
                                      AND
     4,605,790 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholder named below is hereby deleted and restated with the following information:

                                                                                 SHARES OF
                                             PRINCIPAL AMOUNT   PERCENTAGE OF   COMMON STOCK
                                              OF NOTES THAT         NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                 MAY BE SOLD       OUTSTANDING      SOLD(1)
------------------------------               ----------------   -------------   ------------
Deutsche Bank Securities Inc. .............    $93,472,000          26.7%        1,230,035
Robertson Stephens.........................      6,000,000           1.7%           78,956

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(1) Assumes full conversion of the notes held by each holder at the rate of
    13.1594 shares per each $1,000 in principal amount of notes.